                                                                 EXHIBIT 12.01

                           SOUTHWEST GAS CORPORATION
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                            (Thousands of dollars)

                                                               FOR THE TWELVE MONTHS ENDED
                                             ----------------------------------------------------------------
                                             JUNE 30,                        DECEMBER 31,
                                             --------    ----------------------------------------------------
CONSOLIDATED                                   1995        1994       1993       1992       1991       1990
                                             --------    --------   --------   --------   --------   --------
 1. Fixed Charges:
    A) Interest expense                      $ 60,615    $ 56,562   $ 48,757   $ 42,866   $ 44,003   $ 45,535
    B) Amortization                             1,469       1,426      1,330      1,183      1,089      1,095
    C) Interest portion of rentals              5,497       5,656      5,589      5,456      5,346      5,020
    D) Interest on PriMerit debt               19,639      15,687     17,494     26,915     48,244     86,790
    E) Interest on PriMerit deposits           48,680      44,116     57,643     85,974    114,744    127,143
                                             --------    --------   --------   --------   --------   --------
    Total fixed charges                      $135,900    $123,447   $130,813   $162,394   $213,426   $265,583
                                             ========    ========   ========   ========   ========   ========

 2. Earnings (as defined):
    F) Net income (loss)                     $ 18,677    $ 26,301   $ 15,406   $ 17,661   $(14,175)  $ 37,171
    G) Income taxes                            12,538      17,722      8,214     14,473        641     25,623
       Fixed Charges (1. above)               135,900     123,447    130,813    162,394    213,426    265,583
                                             --------    --------   --------   --------   --------   --------
    Total earnings as defined                $167,115    $167,470   $154,433   $194,528   $199,892   $328,377
                                             ========    ========   ========   ========   ========   ========

 3. Ratio of earnings to fixed charges           1.23        1.36       1.18       1.20       0.94       1.24
                                             ========    ========   ========   ========   ========   ========

                                                               FOR THE TWELVE MONTHS ENDED
                                             ----------------------------------------------------------------
                                             JUNE 30,                        DECEMBER 31,
                                             --------    ----------------------------------------------------
CONSOLIDATED                                   1995        1994       1993       1992       1991       1990
                                             --------    --------   --------   --------   --------   --------
 1. Fixed Charges
    (without interest on deposits):
    A) Interest expense                      $ 60,615    $ 56,562   $ 48,757   $ 42,866   $ 44,003   $ 45,535
    B) Amortization                             1,469       1,426      1,330      1,183      1,089      1,095
    C) Interest portion of rentals              5,497       5,656      5,589      5,456      5,346      5,020
    D) Interest on PriMerit debt               19,639      15,687     17,494     26,915     48,244     86,790
                                             --------    --------   --------   --------   --------   --------
    Total fixed charges                      $ 87,220    $ 79,331   $ 73,170   $ 76,420   $ 98,682   $138,440
                                             ========    ========   ========   ========   ========   ========

 2. Earnings (as defined):
    F) Net income (loss)                     $ 18,677    $ 26,301   $ 15,406   $ 17,661   $(14,175)  $ 37,171
    G) Income taxes                            12,538      17,722      8,214     14,473        641     25,623
       Fixed Charges (1. above)                87,220      79,331     73,170     76,420     98,682    138,440
                                             --------    --------   --------   --------   --------   --------
    Total earnings as defined                $118,435    $123,354   $ 96,790   $108,554   $ 85,148   $201,234
                                             ========    ========   ========   ========   ========   ========

 3. Ratio of earnings to fixed charges           1.36        1.55       1.32       1.42       0.86       1.45
                                             ========    ========   ========   ========   ========   ========

                                                               FOR THE TWELVE MONTHS ENDED
                                             ----------------------------------------------------------------
                                             JUNE 30,                        DECEMBER 31,
                                             --------    ----------------------------------------------------
COMPANY (NATURAL GAS OPERATIONS)               1995        1994       1993       1992       1991       1990
                                             --------    --------   --------   --------   --------   --------
 1. Fixed Charges
    A) Interest expense                      $ 60,615    $ 56,562   $ 48,757   $ 42,866   $ 44,003   $ 45,535
    B) Amortization                             1,469       1,426      1,330      1,183      1,089      1,095
    C) Interest portion of rentals              4,584       4,743      4,556      4,468      4,525      4,394
                                             --------    --------   --------   --------   --------   --------
    Total fixed charges                      $ 66,668    $ 62,731   $ 54,643   $ 48,517   $ 49,617   $ 51,024
                                             ========    ========   ========   ========   ========   ========

 2. Earnings (as defined):
    D) Net income (loss)                     $ 18,677    $ 26,301   $ 15,406   $ 17,661   $(14,175)  $ 37,171
    E) Less PriMerit earnings/loss             (7,088)     (7,673)    (6,596)     9,818     28,400    (10,142)
    F) Income taxes                             6,540      11,331      4,914     14,382      9,395     15,649
       Fixed Charges (1. above)                66,668      62,731     54,643     48,517     49,617     51,024
                                             --------    --------   --------   --------   --------   --------
    Total earnings as defined                $ 84,797    $ 92,690   $ 68,367   $ 90,378   $ 73,237   $ 93,702
                                             ========    ========   ========   ========   ========   ========

 3. Ratio of earnings to fixed charges           1.27        1.48       1.25       1.86       1.48       1.84
                                             ========    ========   ========   ========   ========   ========

                                                                 EXHIBIT 12.01

                           SOUTHWEST GAS CORPORATION
   COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (Thousands of dollars)


                                                               FOR THE TWELVE MONTHS ENDED
                                             ----------------------------------------------------------------
                                             JUNE 30,                        DECEMBER 31,
                                             --------    ----------------------------------------------------
CONSOLIDATED                                   1995        1994       1993       1992       1991       1990
                                             --------    --------   --------   --------   --------   --------
1.  Combined fixed charges
   A) Total fixed charges                    $135,900    $123,447   $130,813   $162,394   $213,426   $265,583
   B)  Preferred dividends*                       707         854      1,416      1,840      1,222      2,618
                                             --------    --------   --------   --------   --------   --------
   Total fixed charges and preferred
        dividends                            $136,607    $124,301   $132,229   $164,234   $214,648   $268,201
                                             ========    ========   ========   ========   ========   ========

2.  Earnings                                 $167,115    $167,470   $154,433   $194,528   $199,892   $328,377
                                             ========    ========   ========   ========   ========   ========

3.  Ratio of earnings to fixed
      charges and preferred dividends            1.22        1.35       1.17       1.18       0.93       1.22
                                             ========    ========   ========   ========   ========   ========

                                                               FOR THE TWELVE MONTHS ENDED
                                             ----------------------------------------------------------------
                                             JUNE 30,                        DECEMBER 31,
                                             --------    ----------------------------------------------------
CONSOLIDATED                                   1995        1994       1993       1992       1991       1990
                                             --------    --------   --------   --------   --------   --------
1.  Combined fixed charges
    (without interest on deposits):
   A)  Total fixed charges                   $ 87,220    $ 79,331   $ 73,170   $ 76,420   $ 98,682   $138,440
   B)  Preferred dividends*                       707         854      1,416      1,840      1,222      2,618
                                             --------    --------   --------   --------   --------   --------
   Total fixed charges and preferred
       dividends                             $ 87,927    $ 80,185   $ 74,586   $ 78,260   $ 99,904   $141,058
                                             ========    ========   ========   ========   ========   ========

2.  Earnings                                 $118,435    $123,354   $ 96,790   $108,554   $ 85,148   $201,234
                                             ========    ========   ========   ========   ========   ========

3.  Ratio of earnings to fixed
      charges and preferred dividends            1.35        1.54       1.30       1.39       0.85       1.43
                                             ========    ========   ========   ========   ========   ========

                                                               FOR THE TWELVE MONTHS ENDED
                                             ----------------------------------------------------------------
                                             JUNE 30,                        DECEMBER 31,
                                             --------    ----------------------------------------------------
COMPANY (NATURAL GAS OPERATIONS)               1995        1994       1993       1992       1991       1990
                                             --------    --------   --------   --------   --------   --------
1.  Combined fixed charges
   A) Total fixed charges                    $ 66,668    $ 62,731   $ 54,643   $ 48,517   $ 49,617   $ 51,024
   B)  Preferred dividends*                       662         820      1,154      1,540      2,125      2,447
                                             --------    --------   --------   --------   --------   --------
   Total fixed charges and preferred
        dividends                            $ 67,330    $ 63,551   $ 55,797   $ 50,057   $ 51,742   $ 53,471
                                             ========    ========   ========   ========   ========   ========

2.  Earnings                                 $ 84,797    $ 92,690   $ 68,367   $ 90,378   $ 73,237   $ 93,702
                                             ========    ========   ========   ========   ========   ========

3.  Ratio of earnings to fixed
      charges and preferred dividends            1.26        1.46       1.23       1.81       1.42       1.75
                                             ========    ========   ========   ========   ========   ========


* Preferred and preference dividends have been adjusted to represent the pretax earnings necessary to cover such dividend requirements.